WEBTOON Entertainment Inc. Reports Fourth Quarter and Full Year 2025 Financial Results
Full Year 2025 Revenue Growth of 2.5%; Year-Over-Year Revenue Growth on a Constant Currency Basis of 3.9%
Full Year 2025 Net Loss of $373.4 Million; Adjusted EBITDA of $19.4 Million
Strong Balance Sheet With Cash And Cash Equivalents of Approximately $582 Million and No Debt
LOS ANGELES, March 3, 2026 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its fourth quarter and full year ended December 31, 2025. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
Fourth Quarter 2025 Highlights (vs. Fourth Quarter 2024)
•Total revenue of $330.7 million declined 6.3%, driven by declines in Paid Content, Advertising and IP Adaptations.
•Revenue on a constant currency basis was $338.3 million, declining 4.1%, driven by declines in Advertising and IP Adaptations, partially offset by growth in Paid Content.
•Net Loss was $336.5 million, compared to $102.6 million in the prior year, driven by goodwill impairments.
•Adjusted EBITDA was $0.6 million, compared to $(3.5) million in the prior year, due to effective cost controls. Adjusted EBITDA margin was 0.2%, compared to (1.0%) in the prior year.
•Diluted loss per share was $2.36, compared to a diluted loss per share of $0.72 in the prior year.
•Adjusted Earnings Per Share was $0.00, compared to $(0.03) in the prior year.
•Cash and cash equivalents of approximately $581.8 million plus another $10.8 million of short-term deposits included in prepaid expenses and other current assets.
•Cash flow from operations was $7.6 million, compared to $(8.7) million in the prior year.

Full Year 2025 Highlights (vs. Full Year 2024)
•Total revenue of $1.4 billion grew 2.5%, driven by growth in Paid Content and IP Adaptations, partially offset by a decline in Advertising.
•Revenue on a constant currency basis was $1.4 billion, growing 3.9%, driven by growth across all revenue streams – Paid Content, Advertising, and IP Adaptations.
•Net Loss was $373.4 million, compared to $152.9 million in the prior year, driven by goodwill impairments.
•Adjusted EBITDA was $19.4 million, compared to $68.0 million in the prior year as a result of lower gross profit and higher marketing expense. Adjusted EBITDA Margin was 1.5%, compared to 5.0% in the prior year.
•Diluted loss per share was $2.66, compared to a diluted loss per share of $1.21 in the prior year.
•Adjusted EPS of $0.15, compared to $0.57 in the prior year.
•Cash flow from operations was $11.2 million, compared to $17.9 million in the prior year.

Junkoo Kim, Founder and CEO said, “We are pleased to report solid fourth quarter results, with revenue in line with our expectations and Adjusted EBITDA above the top end of our guidance range. For the full year, we delivered revenue growth of approximately 4% on a constant currency basis and Adjusted EBITDA of approximately $19 million, marking our third consecutive year of growth and profitability.”
Kim continued, “These results were supported by several key milestones in 2025, most notably the establishment of strategic relationships with industry leaders, including Disney and Warner Bros. Animation. We believe these partnerships will help expand both the overall comics industry and the webcomics category, bringing more readers to our platform and generating more opportunities for our creator community over the long-term. As we enter 2026, we remain confident in our strategy and are focused on growing and deepening engagement across our platform to foster a stronger, more vibrant fandom.”
First Quarter 2026 Outlook
For the first quarter 2026, the Company expects:
•Revenue growth on a constant currency basis in the range of (1.5%) - 1.5%. This represents revenue in the range of $317-$327 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.0-$5.0 million, representing an Adjusted EBITDA Margin in the range of 0.0% - 1.5%.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on March 3, 2026, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its fourth quarter and full year ended December 31, 2025.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.
About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment's adaptations are available on Netflix, Prime Video, Crunchyroll and other screens around the world, and the company’s content partners include Discord, HYBE and DC Comics, among many others.

With approximately 160 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad – the world’s leading webnovel platform – WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE Manga and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; exposure to liability and adverse effects from the use of AI; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures & Definitions

This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (credit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands of USD, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$581,806	$572,402
Receivables[1], net of allowance for credit losses of $3,378 and $3,418 at December 31, 2025, and December 31, 2024, respectively	176,779	169,187
Prepaid expenses and other current assets, net[2]	72,647	94,783
Total current assets	831,232	836,372
Property and equipment, net	8,339	3,782
Operating lease right-of-use assets	23,705	16,649
Debt and equity securities	69,669	70,178
Intangible assets, net	157,804	180,912
Goodwill, net	336,825	665,275
Equity method investments	80,440	78,668
Deferred tax assets	22,302	17,592
Other non-current assets, net[3]	65,194	65,906
Total assets	$1,595,510	$1,935,334
Liabilities and equity
Current liabilities:
Accounts payable[4]	$136,962	$127,306
Accrued expenses[5]	66,690	62,209
Current portion of operating lease liabilities[6]	9,617	6,053
Contract liabilities	89,994	85,860
Income tax payables – corporate tax	1,236	10,093
Consumption taxes payables	2,900	8,339
Provisions and defined pension benefits	8,766	11,133
Other current liabilities	2,457	2,231
Total current liabilities	318,622	313,224
Non-current liabilities:
Long-term operating lease liabilities[7]	14,055	11,187
Defined severance benefits	25,069	22,030
Deferred tax liabilities	5,755	30,271
Other non-current liabilities	3,737	2,161
Total liabilities	$367,238	$378,873
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	24,540	36,580

	As of December 31,
	2025	2024
Stockholders’ equity:
Preferred stock, $0.0001 par value 100,000,000 authorized and no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	$—	$—
Common stock, $0.0001 par value 2,000,000,000 authorized, 130,776,161 shares and 128,587,944 shares issued and outstanding as of December 31, 2025, and December 31, 2024, respectively	$13	$13
Additional paid-in capital	2,137,926	2,103,931
Accumulated other comprehensive loss	(114,363)	(124,620)
Accumulated deficit	(853,124)	(507,197)
Total stockholders’ equity attributable to WEBTOON Entertainment Inc.	1,170,452	1,472,127
Non-controlling interests in consolidated subsidiaries	33,280	47,754
Total equity	1,203,732	1,519,881
Total liabilities, redeemable non-controlling interest, and equity	$1,595,510	$1,935,334
______________
1.Includes amounts due from related parties of $55,156 and $59,495 as of December 31, 2025, and December 31, 2024, respectively.
2.Includes amounts due from related parties of $4,730 and $9,258 as of December 31, 2025, and December 31, 2024, respectively.
3.Includes amounts due from related parties of $33,913 and $32,072 as of December 31, 2025, and December 31, 2024, respectively.
4.Includes amounts due to related parties of $18,765 and $17,173 as of December 31, 2025, and December 31, 2024, respectively.
5.Includes amounts due to related parties of $6,849 and $5,562 as of December 31, 2025, and December 31, 2024, respectively.
6.Includes amounts due to related parties of $5,221 and $3,506 as of December 31, 2025, and December 31, 2024, respectively.
7.Includes amounts due to related parties of $5,371 and $9,519 as of December 31, 2025, and December 31, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue[1]	$330,686	$352,847	$1,382,705	$1,348,478
Cost of revenue[2]	(250,169)	(270,576)	(1,060,524)	(1,009,410)
Marketing[3]	(28,370)	(32,138)	(126,149)	(107,783)
General and administrative expenses[4]	(65,383)	(77,839)	(259,543)	(331,984)
Operating Loss	(13,236)	(27,706)	(63,511)	(100,699)
Interest income	4,509	6,030	19,170	15,820
Interest expense	(50)	(1)	(56)	(45)
Impairment losses on goodwill and other intangible assets, net	(336,486)	(69,743)	(336,486)	(69,743)
Gain (loss) on equity method investments, net	(365)	(53)	1,282	(1,123)
Other income (loss), net[5]	(9,220)	(6,162)	(9,808)	6,482
Loss before income tax	$(354,848)	$(97,635)	$(389,409)	$(149,308)
Income tax benefit (expense)	18,363	(4,928)	16,022	(3,604)
Net loss	$(336,485)	$(102,563)	$(373,387)	$(152,912)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(307,565)	(92,965)	(345,927)	(143,905)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	(28,920)	(9,598)	(27,460)	(9,007)
Other comprehensive income (loss):		—
Foreign currency translation adjustments, net of tax	(16,784)	(62,330)	9,792	(71,935)
Share of other comprehensive income (loss) of equity method investments, net of tax	$197	$55	896	(94)
Total other comprehensive loss, net of tax	(16,587)	(62,275)	10,688	(72,029)
Total comprehensive loss	$(353,072)	$(164,838)	$(362,699)	$(224,941)
Total comprehensive loss attributable to WEBTOON Entertainment Inc.	$(323,680)	$(153,010)	(335,669)	(213,704)
Total comprehensive loss attributable to non-controlling interests and redeemable non-controlling interests	(29,392)	(11,828)	(27,030)	(11,237)
Weighted average shares outstanding
Basic	130,560,064	128,787,043	130,177,475	119,231,997
Diluted	130,560,064	128,787,043	130,177,475	119,231,997
Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(2.36)	$(0.72)	$(2.66)	$(1.21)
Diluted	$(2.36)	$(0.72)	$(2.66)	$(1.21)

1.Includes amounts earned from related parties of $21,277 and $10,957 for the three months ended December 31, 2025, and December 31, 2024, respectively and $74,297 and $72,228 for the year ended December 31, 2025, and December 31, 2024, respectively.
2.Includes amounts incurred from related parties of $26,517 and $28,718 for the three months ended December 31, 2025, and December 31, 2024, respectively and $111,254 and $96,498 for the year ended December 31, 2025, and December 31, 2024, respectively.
3.Includes amounts incurred from related parties of $(1,799) and $(2,830) for the three months ended December 31, 2025, and December 31, 2024, respectively and $(9,339) and $(7,691) for the year ended December 31, 2025, and December 31, 2024, respectively.

4.Includes amounts incurred from related parties of $9,683 and $8,812 for three months ended December 31, 2025, and December 31, 2024, respectively and $31,249 and $32,478 for the year ended December 31, 2025, and December 31, 2024, respectively.
5.Includes amounts earned from related parties of $418 and $457 for three months ended December 31, 2025, and December 31, 2024, respectively and $1,687 and $3,592 for the year ended December 31, 2025, and December 31, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands of USD)

	For the Year Ended December 31,
	2025	2024
Operating activities:
Net Loss	$(373,387)	$(152,912)
Adjustments to reconcile net loss to cash used in operating activities:
Allowance for credit losses	4,772	6,034
Depreciation and amortization	35,431	40,074
Impairment losses on goodwill and other intangible assets	336,487	69,743
Operating lease expense	9,690	10,446
Loss (Gain) on foreign currency, net	(1,605)	(2,519)
Deferred tax benefit	(28,965)	(24,535)
Loss (Gain) on debt and equity securities, net	8,605	(2,263)
Loss (Gain) on equity method investment	(1,282)	1,123
Contingent consideration liability	—	(3,712)
Stock-based compensation	41,907	87,379
Gain on disposal of right-of-use assets, net	—	(1,899)
Change in severance benefit, net	5,584	3,725
Loss on investments in subsidiaries, net	—	2,713
Other non-cash items	13	(707)
Changes in operating assets and liabilities
Changes in receivables	(873)	(24,063)
Changes in other assets	1,219	(35,928)
Changes in accounts payable	3,421	26,177
Changes in accrued expenses	6,216	1,869
Changes in consumption taxes payables	(5,725)	3,287
Changes in contract liabilities	2,400	21,584
Changes in withholdings	(6,122)	(8)
Changes in income tax payable - corporate tax	(8,857)	634
Changes in other liabilities	(6,540)	(812)
Changes in operating lease liabilities	(8,062)	(9,035)
Changes in deposits	(294)	2,444
Transfer of severance benefits	(2,817)	(956)
Net cash provided by operating activities	$11,216	$17,883
Investing activities:
Proceeds from maturities of short-term investments	$42,538	$68,018
Proceeds from sale of debt and equity securities	—	2,970
Proceeds from sale of property and equipment	297	6,495
Proceeds from sale of equity method investments	—	5,938
Proceeds from loan receivable	1,684	—
Payment from maturities of short-term investments	(26,372)	(77,371)
Payment made for loan receivable	(904)	(264)
Purchases of debt and equity securities	(6,801)	(1,000)
Purchases of property and equipment	(7,619)	(2,404)

Purchases of intangible assets	(10,292)	(10,745)
Purchases of equity method investments	—	(9,068)
Acquisition of businesses, net of cash	(148)	—
Disposal of businesses, net of cash	—	(315)
Other investing activities	119	470
Net cash used in investing activities	$(7,498)	$(17,276)
Financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	$—	$292,950
Proceeds from issuance of common stock related to private placement	$—	$50,000
Payments of initial public offering costs	$—	$(11,154)
Proceeds from exercise of over-allotment, net of underwriting discounts and commissions	$—	$26,786
Proceeds from stock option exercise	$1,327	$746
Proceeds from short-term borrowings	139	—
Repayments of short-term borrowings	—	(3,597)
Repayments of long-term borrowings	—	(15)
Payment of contingent consideration related to business acquisition	—	(1,849)
Net cash provided by (used in) financing activities	$1,466	$353,867
Effect of exchange rate changes on cash and cash equivalents	$4,220	$(13,817)
Net increase (decrease) in cash and cash equivalents	9,404	340,657
Cash and cash equivalents at beginning of the year	572,402	231,745
Cash and cash equivalents at end of the year	$581,806	$572,402
Supplemental disclosure:
Income taxes paid	$24,702	$25,675
Interest paid	1	85
Non-cash transactions:
Reclassification of debt and equity securities to equity method investments	$—	$18,701
Reclassification of deferred offering costs to additional paid-in capital upon IPO	—	11,215
Purchase of property and equipment included in accounts payable	—	2

Reconciliation of Non-GAAP Measures
In addition to adjustments for foreign exchange fluctuations, we have also further adjusted revenue to exclude the impacts of deconsolidated and transferred operations to show growth or loss exclusive of these changes ("Revenue on a Constant Currency Basis"). Revenue on a Constant Currency Basis is a Non-GAAP metric that management believes adds value but has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended December 31,			Year Ended December 31,
(in thousands of USD, except percentages)	2025	2024	Change	2025	2024	Change
Total Revenue	$330,687	$352,847	(6.3)%	$1,382,705	$1,348,478	2.5%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(147)	(100.0)%
Effects of foreign currency rate fluctuations	7,628	-	N/A	17,682	-	N/A
Revenue on a Constant Currency Basis	$338,315	$352,847	(4.1)%	$1,400,387	$1,348,331	3.9%
Paid Content Revenue	265,544	270,234	(1.7)%	1,087,496	1,083,026	0.4%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(122)	(100.0)%
Effects of foreign currency rate fluctuations	5,894	-	N/A	11,491	-	N/A
Paid Content Revenue on a Constant Currency Basis	$271,438	$270,234	0.4%	$1,098,987	$1,082,904	1.5%
Advertising Revenue	39,772	45,287	(12.2)%	164,257	166,087	(1.1)%
Effects of foreign currency rate fluctuations	854	-	N/A	2,510	-	N/A
Advertising Revenue on a Constant Currency Basis	$40,626	$45,287	(10.3)%	$166,767	$166,087	0.4%
IP Adaptations Revenue	25,371	37,326	(32.0)%	130,952	99,365	31.8%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(25)	(100.0)%
Effects of foreign currency rate fluctuations	880	-	N/A	3,682	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$26,251	$37,326	(29.7)%	$134,634	$99,340	35.5%

Paid Content Average Revenue Per Paying User ("ARPPU")[1]
Korea paid content revenue	$85,476	$86,239	(0.9)%	$331,158	$352,521	(6.1)%
Korea ARPPU	$7.75	$8.07	(4.0)%	$7.77	$7.84	(0.9)%
Effect of deconsolidated and transferred operations	-	-	N/A	-	-	N/A
Effects of foreign currency rate fluctuations	0.40	-	N/A	0.44	-	N/A
Korea ARPPU on a Constant Currency Basis	$8.14	$8.07	0.9%	$8.21	$7.84	4.7%

Japan paid content revenue	$145,909	$149,903	(2.7)%	$621,540	$594,302	4.6%
Japan ARPPU	$23.02	$22.00	4.6%	$23.16	$22.12	4.7%
Effects of foreign currency rate fluctuations	0.24	-	N/A	(0.28)	-	N/A
Japan ARPPU on a Constant Currency Basis	$23.26	$22.00	5.7%	$22.88	$22.12	3.4%

Rest of World paid content revenue	$34,159	$34,093	0.2%	$134,799	$136,203	(1.0)%
Rest of World ARPPU	$6.52	$6.87	(5.1)%	$6.60	$6.57	0.5%
Effects of foreign currency rate fluctuations	-	-	N/A	-	-	N/A
Rest of World ARPPU on a Constant Currency Basis	$6.52	$6.87	(5.1)%	$6.60	$6.57	0.5%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of USD, except percentages)	2025	2024	2025	2024
Net Loss	$(336,485)	$(102,563)	$(373,387)	$(152,912)
Plus (minus):
Interest income	(4,509)	(6,030)	(19,170)	(15,820)
Interest expense	50	1	56	45
Income tax (benefit) expense	(18,363)	4,928	(16,022)	3,604
Depreciation and amortization	10,647	12,121	35,431	40,074
EBITDA	$(348,660)	$(91,543)	$(373,092)	$(125,009)
Impairment losses on goodwill and other intangible assets(1)	336,486	69,743	336,486	69,743
Stock-based compensation expense(2)	6,784	14,016	41,907	82,321
Loss on fair value instruments, net(3)	4,588	2,880	8,604	(2,263)
Restructuring and IPO-related costs(4)	1,013	1,405	6,816	42,050
Loss on equity method investments, net(5)	365	53	(1,282)	1,123
Adjusted EBITDA	$576	$(3,446)	$19,439	$67,965
Net loss margin	(101.8)%	(29.1)%	(27.0)%	(11.3)%
Adjusted EBITDA Margin	0.2%	(1.0)%	1.5%	5.0%
Weighted average shares outstanding (Basic and Diluted)	130,560,064	128,787,043	130,177,475	119,231,997
EPS (Basic and Diluted)	(2.36)	(0.72)	(2.66)	(1.21)
Adjusted EPS (Basic and Diluted)(6)	0.00	(0.03)	0.15	0.57
(1)Represents impairment losses on goodwill for Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc., Purple Duck and Jakga Company Inc. for the quarter and year ended December 31, 2025. For the quarter and year ended December 31, 2025, the amounts also include a $1.0 million impairment of the definite lived intangible assets for Bootcamp Limited Partnership. For the quarter and year ended December 31, 2024, represents impairment losses on goodwill for the Company's reporting units; Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc. and Jakga Company Inc.
(2)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp., Munpia Inc. and LOCUS Inc., for the quarter and year ended December 31, 2024. For the quarter and year ended December 31, 2025, these amounts also include non-cash stock based compensation, including amounts which are cash settled.
(3)Represents unrealized net loss (gain) of financial assets measured at FVPL, which include the Company’s equity investments.
(4)Represents expenses that we do not consider representative of the operating performance of the business. For the quarter and year ended December 31, 2025, these amounts include legal fees and advisory fees. For the quarter and year ended December 31, 2024, these amounts were comprised of a $30.0 million one-time CEO bonus and legal and advisory fees related to the IPO.
(5)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Loss by the same items in the Net Loss to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA
investor@webtoon.com
Corporate Communications
Kiel Hume
webtoonpress@webtoon.com